Exhibit 99.1

Polypore International, Inc. The Gibson Building 11430 N. Community House Rd, Suite 350 Charlotte, NC 28277 Tel: (704) 587-8886 investorrelations@polypore.net www.polypore.net PRESS RELEASE

Polypore Reports Second Quarter 2013 Results

•                  Separations Media and Transportation and Industrial segments continued to deliver solid performance

•                  Electronics and Electric Drive Vehicles (“EDVs”) segment improved over first quarter

•                  Consolidated Adjusted EPS was $0.40 (including $0.06 from discontinued operations)

•                  Microporous business excluded from continuing operations with divestiture expected by year-end

•                  Second quarter stock repurchases totaled 1.98 million shares, or $79.5 million

CHARLOTTE, NC — August 7, 2013 — Polypore International, Inc. (NYSE: PPO) today reported its financial results for the second quarter and six months ended June 29, 2013. The results discussed below are from continuing operations, excluding the results of the Company’s Microporous business.

For the second quarter:

•                  Sales were $168.9 million compared with $167.6 million in the prior-year period.

•                  Segment Operating Income was $33.8 million compared with $38.8 million in the prior-year period. A table showing the reconciliation of Segment Operating Income to US GAAP amounts is included in this release.

•                  Adjusted Income from Continuing Operations was $15.9 million, or $0.34 per diluted share, compared with $21.1 million, or $0.45 per diluted share, in the prior-year period.  Income from Continuing Operations was $12.5 million, or $0.27 per diluted share, compared with $17.7 million, or $0.37 per diluted share, in the prior-year period. A table showing the reconciliation of Adjusted Income from Continuing Operations and Adjusted EPS from Continuing Operations to U.S. GAAP amounts is included in this release.

Commenting on the second quarter, Robert B. Toth, President and Chief Executive Officer, said, “Our Transportation and Industrial and Separations Media segments continued to deliver solid performance.  In the Electronics and EDVs segment, the sales improvement we experienced in March was sustained through the second quarter, with the sequential improvement being driven by sales into EDV applications. Additionally, we continued to utilize our cash to drive shareholder value through additional stock repurchases.”

For the six months ended June 29, 2013:

•                  Sales were $314.8 million compared with $325.2 million in the first six months of 2012.

•                  Segment Operating Income was $57.2 million compared with $76.5 million in the prior-year period.

•                  Adjusted Income from Continuing Operations was $25.4 million, or $0.54 per diluted share, compared with $40.4 million, or $0.86 per diluted share in the prior-year period.  Income from Continuing Operations was $18.2 million, or $0.39 per diluted share, compared with $33.5 million, or $0.71 per diluted share, in the prior-year period.

Adjusted EBITDA

Adjusted EBITDA was $52.7 million ($47.1 million from continuing operations) in the second quarter of 2013 compared with $57.3 million ($52.0 million from continuing operations) in the second quarter of 2012. Adjusted EBITDA for the twelve months ended June 29, 2013 was $196.3 million ($175.2 million from continuing operations).  Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), as defined in Polypore’s senior secured credit agreement, is reconciled to Income from Continuing Operations in the attached table.

Energy Storage Business

Transportation and Industrial Segment

•                  Sales of lead-acid battery separators were $80.4 million, up 9% compared with $73.9 million in the prior-year period. This increase reflects sales volume growth in Asia and the Americas.

•                  Segment Operating Income was $16.8 million and 21% of sales compared with $17.1 million and 23% of sales for the prior-year period. The decrease in operating income margin was due to exports from our U.S. and European manufacturing facilities to Asia, as well as the effect of higher costs in Asia associated with foreign exchange.

Electronics and Electric Drive Vehicles (“EDVs”) Segment

•                  Sales of lithium battery separators were $42.2 million compared with $47.4 million in the prior-year period. The decrease was due to lower volumes in consumer electronics applications, partially offset by stronger EDV-related sales.

•                  Segment Operating Income was $10.8 million and 26% of sales compared with $14.5 million and 31% of sales for the prior-year period.

Separations Media Segment

Sales were $46.3 million, consistent with the prior-year period.

•                  Sales of healthcare products were $30.0 million, up 5% compared with $28.5 million in the prior-year period due to higher volumes and favorable product mix.

•                  Sales of filtration and specialty products were $16.3 million compared with $17.8 million in the prior-year period due to lower volumes in certain specialty applications.

•                  Segment Operating Income was $13.8 million and 30% of sales compared with $13.0 million and 28% of sales in the prior-year period. The increase was primarily due to production timing and product mix.

Share Repurchase Update

As of June 29, 2013, the Company had repurchased 1,984,500 shares of common stock for a total cost of approximately $79.7 million year-to-date, leaving 2,015,500 shares remaining under its current repurchase authorization of 4 million shares.

Outlook

Toth added: “Our company is fundamentally strong and well-positioned to capitalize on market growth as it occurs. While seasonality will impact the third quarter, we expect solid performance to continue in our Transportation and Industrial and Separations Media segments. In the Electronics and EDVs segment, sales into consumer electronics applications remain challenging in the near term. We expect performance to be driven primarily by end-market EDV sales and production, with ongoing vehicle development and numerous planned launches driving longer-term growth.”

Conference Call

Polypore International, Inc. will hold a conference call to discuss the Company’s second quarter 2013 financial results and business outlook today, Wednesday, August 7, 2013, at 4:45 p.m.

Eastern time. The dial-in number for the conference call is (631) 291-4526.   Enter code 12616725.   A replay of the conference call will be available through Wednesday, August 14, 2013 via telephone at (404) 537-3406.  Enter code 12616725. The call will also be webcast live and archived for 30 days in the Investor Relations section of the Company’s website at http://investor.polypore.net/.

In addition, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission with Supplemental Financial Information that is located on the Company’s website.

CONTACT:

Polypore International, Inc.
Investor Relations
(704) 587-8886
investorrelations@polypore.net

Non-GAAP Supplemental Information

Adjusted EBITDA, Adjusted EBITDA from Continuing Operations, Adjusted Net Income, Adjusted Income from Continuing Operations, Adjusted EPS (earnings per share) and Adjusted EPS from Continuing Operations are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. Adjusted EBITDA is defined in our credit agreement and represents earnings before interest, taxes, depreciation and amortization and certain non-operating items, stock-based compensation and other non-cash or non-recurring charges.

We define Adjusted Net Income as net income excluding certain items.  We define Adjusted Income from Continuing Operations as income from continuing operations excluding certain items.  We define Adjusted EPS as Adjusted Net Income divided by the number of diluted shares of common stock outstanding. We define Adjusted EPS from Continuing Operations as Adjusted Income from Continuing Operations divided by the number of diluted shares of common stock outstanding. The adjustments used in calculating Adjusted Net Income, Adjusted Income from Continuing Operations, Adjusted EPS and Adjusted EPS from Continuing Operations are consistent with the adjustments used in calculating Adjusted EBITDA from Continuing Operations, and Adjusted EBITDA, as defined in our credit agreement.

For more information regarding the computation of Adjusted EBITDA, Adjusted EBITDA from Continuing Operations, Adjusted Net Income, Adjusted Income from Continuing Operations, Adjusted EPS and Adjusted EPS from Continuing Operations, the reconciliation of Adjusted EBITDA and Adjusted EBITDA from Continuing Operations to income from continuing operations, the reconciliation of Adjusted Net Income and Adjusted Income from Continuing Operations to income from continuing operations and the reconciliation of Adjusted EPS and Adjusted EPS from Continuing Operations to earnings per share from continuing operations, please see the attached financial tables.

We present these non-GAAP financial measures because we believe that they are useful indicators of our operating performance and facilitate the comparison of results between periods. Adjusted EBITDA is a measure used in calculating covenant compliance under the terms of our credit agreement. We also use Adjusted EBITDA to review and assess our operating performance in connection with employee incentive programs and the preparation of our annual budget and financial projections. Adjusted Net Income, Adjusted Income from Continuing Operations, Adjusted EPS and Adjusted EPS from Continuing Operations exclude amounts we do not consider part of our ongoing operating results when assessing performance and are calculated consistent with the calculation of Adjusted EBITDA, as defined in our credit agreement.

Adjusted EBITDA, Adjusted EBITDA from Continuing Operations, Adjusted Net Income, Adjusted Income from Continuing Operations, Adjusted EPS and Adjusted EPS from Continuing Operations are not measurements of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, income from continuing operations, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, our calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit agreement; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States, including compliance with applicable anti-corruption laws; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under, environmental laws; the failure to protect our intellectual property; the loss of senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the failure to effectively integrate newly acquired operations; lithium market demand does not materialize as anticipated; the absence of expected returns from the intangible assets we have recorded; the adverse impact from legal proceedings on our financial condition; and natural disasters, epidemics, terrorist acts and other events beyond our control. Additional information concerning these and other important factors can be found in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Polypore International, Inc.

Condensed consolidated statements of income

(unaudited)

(in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Net sales	$168.9	$167.6	$314.8	$325.2
Cost of goods sold	108.5	102.2	205.2	193.7
Gross profit	60.4	65.4	109.6	131.5
Selling, general and administrative expenses	32.4	31.4	63.1	64.6
Operating income	28.0	34.0	46.5	66.9
Other (income) expense:
Interest expense, net	9.9	8.2	19.7	17.0
Foreign currency and other	(0.1)	(1.8)	0.7	(1.3)
Write-off of loan acquisition costs associated with refinancing of senior credit agreement	—	2.5	—	2.5
	9.8	8.9	20.4	18.2
Income from continuing operations before income taxes	18.2	25.1	26.1	48.7
Income taxes	5.7	7.4	7.9	15.2
Income from continuing operations	12.5	17.7	18.2	33.5
Income from discontinued operations, net of income taxes	2.9	2.8	6.3	5.8
Net income	$15.4	$20.5	$24.5	$39.3

Net income per share - basic:
Continuing operations	$0.27	$0.38	$0.39	$0.72
Discontinued operations	0.06	0.06	0.14	0.12
Net income per share	$0.33	$0.44	$0.53	$0.84

Net income per share - diluted:
Continuing operations	$0.27	$0.37	$0.39	$0.71
Discontinued operations	0.06	0.06	0.13	0.12
Net income per share	$0.33	$0.43	$0.52	$0.83

Weighted average shares outstanding - basic	46,269,885	46,533,322	46,441,603	46,515,512
Weighted average shares outstanding - diluted	46,917,077	47,207,680	47,106,282	47,211,282

Note:  The condensed consolidated statements of income for all periods presented reflect the presentation of discontinued operations.

Polypore International, Inc.

Condensed consolidated balance sheets

(in millions)

	June 29, 2013	December 29, 2012 (a)
Assets:
Cash and cash equivalents	$32.3	$44.9
Accounts receivable, net	119.2	122.1
Inventories	115.9	115.5
Other	43.7	44.4
Assets held for sale	89.5	92.2
Current assets	400.6	419.1

Property, plant and equipment, net	592.9	607.5
Goodwill	444.5	444.5
Intangibles and loan acquisition costs, net	100.1	107.0
Other	7.9	8.0
Total assets	$1,546.0	$1,586.1

Liabilities and shareholders’ equity:
Accounts payable and accrued liabilities	$71.0	$74.1
Income taxes payable	4.4	1.6
Current portion of debt	69.2	50.0
Liabilities related to assets held for sale	20.4	19.6
Current liabilities	165.0	145.3

Debt, less current portion	635.0	646.3
Other	211.2	211.7
Shareholders’ equity	534.8	582.8
Total liabilities and shareholders’ equity	$1,546.0	$1,586.1

(a)    Derived from audited consolidated financial statements.

Note:  The condensed consolidated balance sheets as of June 29, 2013 and December 29, 2012 reflect the classification of certain assets and liabilities as held for sale.

Polypore International, Inc.

Condensed consolidated statements of cash flows

(unaudited, in millions)

	Six Months Ended
	June 29, 2013	June 30, 2012
Operating activities:
Net income	$24.5	$39.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	28.8	27.5
Stock-based compensation	9.3	8.4
Deferred income taxes	(0.7)	8.7
Write-off of loan acquisition costs associated with refinancing of senior credit agreement	—	2.5
Changes in operating assets and liabilities	4.7	(41.1)
Other	2.7	1.5
Net cash provided by operating activities	69.3	46.8
Investing activities:
Purchases of property, plant and equipment, net	(13.6)	(95.3)
Net cash used in investing activities	(13.6)	(95.3)
Financing activities:
Principal payments on debt	(11.3)	(0.9)
Net proceeds from revolving credit facility	19.2	—
Repurchases of common stock	(79.9)	—
Proceeds from new senior credit agreement	—	350.0
Principal payments in connection with refinancing of senior credit agreement	—	(342.3)
Loan acquisition costs	—	(6.0)
Other	2.8	0.4
Net cash provided by (used in) financing activities	(69.2)	1.2
Effect of exchange rate changes on cash and cash equivalents	0.9	(0.9)
Net decrease in cash and cash equivalents	(12.6)	(48.2)
Cash and cash equivalents at beginning of period	44.9	92.6
Cash and cash equivalents at end of period	$32.3	$44.4

Polypore International, Inc.

Supplemental Information

Reconciliation of Adjusted EBITDA

(unaudited, in millions)

	Three Months Ended		Twelve Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Income from continuing operations	$12.5	$17.7	$44.8	$77.0
Add:
Depreciation and amortization expense	13.6	13.0	53.4	50.6
Interest expense, net	9.9	8.2	38.8	34.0
Income taxes	5.7	7.4	18.0	36.0
EBITDA from continuing operations	41.7	46.3	155.0	197.6
Adjustments:
Stock-based compensation	4.8	4.2	17.1	15.7
Foreign currency (gain) loss	(0.3)	(1.6)	1.8	(3.4)
Loss on disposal of property, plant and equipment	0.9	0.4	1.0	0.9
Costs related to the FTC litigation	0.1	0.2	0.2	0.3
Write-off of loan acquisition costs associated with refinancing of senior credit agreement	—	2.5	—	2.5
Other non-cash or non-recurring items	(0.1)	—	0.1	0.1
Adjusted EBITDA from continuing operations	47.1	52.0	175.2	213.7
Adjusted EBITDA from discontinued operations	5.6	5.3	21.1	21.0
Adjusted EBITDA	$52.7	$57.3	$196.3	$234.7

Polypore International, Inc.

Supplemental Information

Reconciliation of Adjusted Net Income and Adjusted EPS

(unaudited)

(in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Income from continuing operations	$12.5	$17.7	$18.2	$33.5
Adjustments:
Stock-based compensation	4.8	4.2	9.3	8.4
Foreign currency (gain) loss	(0.3)	(1.6)	0.5	(0.9)
Loss on disposal of property, plant and equipment	0.9	0.4	0.8	0.7
Costs related to the FTC litigation	0.1	0.2	0.3	0.4
Write-off of loan acquisition costs associated with refinancing of senior credit agreement	—	2.5	—	2.5
Other non-cash or non-recurring items	—	—	0.3	0.1
Impact of adjustments on income taxes	(2.1)	(2.3)	(4.0)	(4.3)
Adjusted income from continuing operations	15.9	21.1	25.4	40.4
Adjusted income from discontinued operations	2.9	2.8	6.3	5.8
Adjusted net income	$18.8	$23.9	$31.7	$46.2

Net income per share - diluted:
Income from continuing operations	$0.27	$0.37	$0.39	$0.71
Impact of adjustments on income from continuing operations	0.07	0.08	0.15	0.15
Adjusted earnings per share from continuing operations	0.34	0.45	0.54	0.86
Adjusted earnings per share from discontinued operations	0.06	0.06	0.13	0.12
Adjusted earnings per share	$0.40	$0.51	$0.67	$0.98

Weighted average shares outstanding - diluted	46,917,077	47,207,680	47,106,282	47,211,282

Polypore International, Inc.

Supplemental Information

Reconciliation of Segment Operating Income to Income from Continuing Operations Before Income Taxes

(unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Operating income:
Electronics and EDVs	$10.8	$14.5	$8.3	$31.3
Transportation and industrial	16.8	17.1	33.0	32.7
Energy storage	27.6	31.6	41.3	64.0
Separations media	13.8	13.0	29.3	26.8
Corporate and other	(7.6)	(5.8)	(13.4)	(14.3)
Segment operating income	33.8	38.8	57.2	76.5
Stock-based compensation	4.8	4.2	9.3	8.4
Non-recurring and other costs	1.0	0.6	1.4	1.2
Total operating income	28.0	34.0	46.5	66.9
Reconciling items:
Interest expense, net	9.9	8.2	19.7	17.0
Foreign currency and other	(0.1)	(1.8)	0.7	(1.3)
Write-off of loan acquisition costs associated with refinancing of senior credit agreement	—	2.5	—	2.5
Income from continuing operations before income taxes	$18.2	$25.1	$26.1	$48.7